Exhibit 99.1

PAGE 1

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

“GLOBAL SIGNAL INC.”, A DELAWARE CORPORATION, WITH AND INTO “CCGS HOLDINGS LLC” UNDER THE NAME OF “CCGS HOLDINGS LLC”, A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWELFTH DAY OF JANUARY, A.D. 2007, AT 9 O’CLOCK A.M.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4228898 8100M	AUTHENTICATION:	5375731

070074019	DATE:	01-23-07

State of Delaware Secretary of State Division of Corporations Delivered 09:27 AM 01/12/2007 FILED 09:00 AM 01/12/2007 SRV 070038699 – 4228898 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER

OF

GLOBAL SIGNAL INC.

(a Delaware corporation)

INTO

CCGS HOLDINGS LLC

(a Delaware limited liability company)

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is CCGS Holdings LLC and the name of the corporation being merged into this surviving limited liability company is Global Signal Inc.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging corporation.

THIRD: The name of the surviving limited liability company is CCGS Holdings LLC.

FOURTH: The merger is to become effective on January 12, 2007.

FIFTH: The Agreement of Merger is on file at Crown Castle International Corp., 510 Bering Drive, Suite 600, Houston, Texas 77057, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of any constituent limited liability company or any stockholder of any constituent corporation.

IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person, the 12th day of January, A.D., 2007.

CROWN CASTLE INTERNAT1ONAL CORP., as sole member

By:	/s/ John P. Kelly
Name:	John P. Kelly
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Title:	President and Chief Executive Officer